UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 30, 2023

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Announcement of Hiring of Chief Financial Officer

On May 30, 2023, the Board of Directors of Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), appointed Christopher Meinerz to serve as Chief Financial Officer of the Company. Prior to joining the Company, Mr. Meinerz has held the title of Chief Financial Officer, Chief Operating Officer, and Chief Compliance Officer including recent appointments of Chief Financial Officer & Chief Operating Officer for Nano Hearing Aids (November 2021 – May 2023), Chief Financial Officer of Tallwave (March 2020 – April 2021, currently retained as an advisor to Board & executive management), Chief Financial Officer for Elite Roofing Supply (August 2018 – December 2019), and Chief Financial Officer for Mobivity Holdings Corp (2015-2018). In his various roles, Mr. Meinerz has been involved with the raising of more than $1 billion of capital and has successfully completed a significant number of transactions, including initial public offerings, acquisitions, and divestitures.

Mr. Meinerz, 56, is a graduate of the University of Wisconsin with degrees in both accounting and finance. Mr. Meinerz is also an active Certified Public Accountant with extensive SEC reporting and compliance experience. He began his career in public accounting with BDO in Chicago, Illinois, and Grant Thornton in Madison, Wisconsin. Mr. Meinerz will serve as the principal financial officer and principal accounting officer for the Company. Mr. Meinerz will serve in this capacity at the pleasure of the Board.

Kent Wilson, CEO, had this to say: “After an exhaustive two-month-long search, the board and I are pleased to announce the addition of Chris Meinerz to our team! We reviewed over a dozen highly qualified candidates, but at the end of the day, Chris’s experience, knowledge of technical accounting, and great personality won the day. We are blessed to have him on our team and look forward to him adding his knowledge and great character to the A4 family of companies. Additionally, a huge thank you to SaVonnah Osmanski for stepping in as interim CFO during this time. Your dedication to the Alpine 4 team is greatly appreciated! Ms. Osmanski will resume her position as VP / Corporate Controller.”

There are no family relationships between Mr. Meinerz and anyone currently serving as a director, executive officer, or director nominee of the Company.

There are no related party transactions between Mr. Meinerz and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure

A press release, dated June 2, 2023, disclosing the Company’s hiring of the Chief Financial Officer referenced above is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release Dated June 2, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: June 2, 2023